UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 21, 2008
BLUEGREEN CORPORATION
(Exact name of registrant as specified in its charter)
Massachusetts
(State or other jurisdiction of incorporation)

0-19292	03-0300793

(Commission File Number)	(IRS Employer Identification No,)
4960 Conference Way North, Suite 100, Boca Raton, Florida 33431
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (561) 912-8000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On May 21, 2008, the Compensation Committee of the Board of Directors of Bluegreen Corporation (“Bluegreen”) granted under Bluegreen’s 2008 Stock Incentive Plan an aggregate of 919,500 shares of Bluegreen restricted common stock (the “Restricted Stock”) and options to purchase an aggregate of 919,500 shares of Bluegreen common stock (the “Options”). The Restricted Stock vests all at one-time on May 21, 2013. The Stock Options have an exercise price of $7.50, vest all at one-time on May 21, 2013, and expire on May 21, 2015. In the event of a transaction which results in a change-in-control of Bluegreen at a price of at least $12.50 per share, a percentage (up to 100%) of the Restricted Stock and Stock Options will vest depending on both the timing of the change-of-control event and specified price targets which increase annually starting at $12.50 per share. The following grants are included in the aggregate figures described above:

		Restricted
Name	Principal Position	Stock	Options
John M. Maloney, Jr.	President and Chief Executive Officer	275,000	275,000

David L. Pontius	Senior Vice President, President — Bluegreen Resorts	112,500	112,500

David Bidgood	Senior Vice President, Executive Vice President Sales and Marketing — Bluegreen Resorts	85,000	85,000

Anthony M. Puleo	Senior Vice President, Chief Financial Officer and Treasurer	85,000	85,000

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEGREEN CORPORATION
Date: May 28, 2008	By:	/s/ Anthony M. Puleo
Anthony M. Puleo,
Senior Vice President, Chief Financial Officer & Treasurer